SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE  is made and entered into effective this 18th  day of March, 2010, by and among WILLIAM DUDZIAK, individually (“Dudziak”), SUNRISE CAPITAL, LLC (“Sunrise”), MALIBU HOLDINGS, LLC, (“Malibu”), ABRAHAM (AB) GOLDBERG, individually (“Goldberg”) (hereafter Sunrise, Malibu and Goldberg may be collectively referred to as the “Goldberg Parties”), BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC., (“BMTS”), and DONALD G. COX, individually (“Cox”) (hereafter BMTS and Cox may be collectively referred to as the “BMTS Parties”)(hereafter, Dudziak, the Goldberg Parties and the BMTS Parties shall collectively be referred to as the “Parties” and separately as a “Party”).

RECITALS

A.

BMTS and Malibu entered into a Consultation and Securities Compensation Agreement dated as of June 12, 2009 (the “Malibu Agreement”), as amended by Amendment No. 1 thereto dated August 11, 2009.

B.

Dudziak and Sunrise entered into an agreement whereby Dudziak transferred and assigned to Sunrise 2.0 million shares of BMTS common stock (the “Dudziak Shares”) in consideration of a Promissory Note in the principal amount of $2.0 million and Stock Pledge Agreement securing same covering the Dudziak Shares dated as of July 14, 2009 (the “Dudziak Note” and “Dudziak Pledge”).  The Dudziak Note has fully matured and is in default.

C.

Disputes have arisen between Malibu and BMTS regarding the Malibu Agreement, and more generally disputes have arisen between Dudziak, the Goldberg Parties and the BMTS Parties regarding the Malibu Agreement, the Dudziak Note and other related matters.

D.

The Parties desire to fully and finally resolve all matters of dispute between and among them and are entering into this Agreement for that purpose.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, and other good and valuable consideration, the receipt and sufficiency whereof are hereby expressly acknowledged, the Parties agree as follows:

Malibu Agreement

1.

The Parties acknowledge and agree that the Malibu Agreement has terminated in accordance with its terms, and upon execution, delivery and performance of the covenants contained herein, each Party shall be deemed released and forever discharged from any further liability to the other thereunder.

2.

Under the Malibu Agreement, Malibu was to be issued in consideration of its services an aggregate of 700,000 shares of common stock, subject to certain restrictions and limitations. As of the date hereof, Malibu has been issued an aggregate of 300,000 shares (the “Malibu Shares”).  The Parties agree that Malibu shall retain as its sole property the Malibu Shares in full satisfaction of all sums due to

Malibu under the Malibu Agreement. Malibu, for itself, its successors, principals and affiliates waives any further right or interest in the remaining 400,000 shares to have been issued under the Malibu Agreement.

3.

BMTS acknowledges and agrees that the Malibu Shares are currently eligible to be resold in reliance upon and pursuant to Rule 144 under the Securities Act of 1933, amended (the “Securities Act”). BMTS agrees to authorize the resale of the Malibu Shares under Rule 144.

Dudziak – Sunrise Agreements

4.

Dudziak and the Goldberg Parties agree that the sale of the Dudziak Shares to Sunrise be and is hereby rescinded.  Sunrise shall cause certificates representing the Dudziak Shares to be issued in Dudziak’s name and delivered to Dudziak at the address set forth in this Agreement. The Goldberg Parties represent and warrant that they have good and marketable title to the Dudziak Shares, and upon reconveyance and reassignment of the Dudziak Shares to Dudziak, such Shares shall be free and clear of any and all liens, encumbrances and claims of third Parties. The Goldberg Parties further represent and warrant that they have made no promises, commitments or agreements of any nature whatsoever that restrict or impair the right of Sunrise to reconvey the Shares to Dudziak.

5.

The Goldberg Parties shall take all actions necessary to reconvey the Dudziak Shares to Dudziak as free-trading shares, with the certificate representing such Shares bearing no restrictive legend of any kind or description.  In this regard, Dudziak represents and warrants that he is not, and has not been for the preceding 90 days, an affiliate of BMTS.

6.

In consideration of the reassignment of the Dudziak Shares to Dudziak, Dudziak and the Goldberg Parties agree that the Dudziak Note and Dudziak Pledge shall be terminated, null and void for all purposes, and each Party unconditionally released from any liability to the other under such agreements. Dudziak agrees to deliver to the Goldberg Parties the original Dudziak Note clearly marked “Paid in Full.”

BMTS – Dudziak

7.

Concurrently with the execution and delivery of this Agreement, BMTS shall grant and issue to Dudziak an aggregate of 700,000 shares of BMTS common stock. Such shares shall be issued without registration under the Securities Act and shall be “restricted securities,” the certificates evidencing same to bear the Company’s customary restrictive legend under Rule 144.  Dudziak shall be required to execute and deliver an Investment Letter setting forth various representations and warranties in connection with the unregistered sale of securities.  BMTS shall have no obligation whatsoever to register the resale of such shares under the Securities Act.

Mutual Releases

8.

On the execution of this Agreement, all agreements, arrangements and understandings between the Parties shall terminate and be null and void except as set forth herein.  From and after the effective date hereof, no Party shall be obligated to any other Party in any manner whatsoever except as shall be expressly provided for in this Agreement.

9.

The Parties covenant and agree that they shall, under no circumstance, make or publish any utterance, statement or representation to any persons or entities which is disparaging or critical of of any other Party, its business operations or their respective directors, officers, agents or employees or which in any other way is adverse to the interest of such Party or impugns the moral, ethical or professional character, integrity or confidence of such Party, or its affiliates.

10.

In consideration of the covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, each Party hereto, for themselves, their successors and affiliates, both past and present, hereby irrevocably and unconditionally release, acquit and forever discharge each of the other Parties hereto and their respective present and former officers, directors, employees, agents, insurers, benefit plans (and related persons/entities), attorneys, parents, affiliates, subsidiaries, and representatives,  (hereafter the “Released Parties”), from any and all charges, complaints, grievances, actions, suits, liabilities, obligations, promises, agreements, demands, controversies, rights, claims and causes of action of whatever kind or nature, whether known or unknown, as well as any other claims based on constitutional, statutory, common law or regulatory grounds, ; breach of contract; breach of implied contract; failure to keep any promise; breach of covenant of good faith and fair dealing; breach of fiduciary duties; estoppel; defamation; infliction of emotion distress; fraud; misrepresentation; negligence; ; and any all violations of any principal of common law or statute based upon acts or omissions prior to the date of the execution of this Agreement.  Each Party also releases all claims for compensation of any kind, compensatory damages, damages for alleged personal injury, liquidated damages, punitive damages, and all claims for attorneys fees, costs and interest recoverable as a result of claims released by this Agreement, including claims arising out of tort, contract, or quasi-contract, including claims that a Party has or may claim to have against any of other Party, arising at any time up to and including the date that the Parties sign this Settlement Agreement and Release.

11.

The Parties understand and expressly agree that this Settlement Agreement and Release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, presently existing or which may arise in the future, caused by or resulting from or attributable to any act or omission of each Party and each person released under this Settlement Agreement and Release which occurred or failed to occur prior to the execution of this Settlement Agreement and Release. The Parties acknowledge that except for matters expressly represented herein, the facts with respect to which this Settlement Agreement and Release was entered into may turn out to be other than or different from the facts now known to each Party or believed by each Party to be true, and the Parties hereto expressly assume the risks of the facts turning out to be different and agree that this Settlement Agreement and Release shall be in all respects effective and binding despite any such difference

12.

Each Party does hereby (i) represent and warrant to the other Party that no portion of any claim, demand, cause of action or other matter released herein, nor any portion of any recovery or settlement to which such Party might be entitled from the other Party, has been assigned or transferred to any other person, firm, entity or corporation, either directly or by way of subrogation or operation of law, and (ii) covenants (a) to indemnify, defend and hold harmless the Released Parties from all loss, costs, claim or expense (including, but not limited to, all expenses of investigation and defense of any such claim or action, including reasonable attorney's fees and accountants' fees, costs and expenses) arising out of any claim made or action instituted against the Released Parties by any person or entity who claims to be the beneficiary of any such assignment or transfer, and to pay and satisfy any judgment resulting from any settlement of any such claim or action and (b) not to sue the Released Parties for any claim or claims or arising under any local, state or federal statutory, regulatory or common law right, claim or cause of action whatsoever which may have existed prior to, or may exist at the time of, the execution of this Agreement.

13.

The Parties warrant and represent that no promise or inducement has been offered except as expressly set forth herein and that this Settlement Agreement and Release is executed without reliance upon any statement or representation by the persons or Parties involved or their representatives concerning the nature or extent of any damages or any legal liability of the other Party therefor.  The Parties further assume the risk of any mistake of fact, whether said fact or facts are past, presently existing or arise in the future, as to the extent of any damages or losses they have incurred or may incur as a result of their relationships with the other.

14.

The Parties recognize and agree that by entering into this Settlement Agreement and Release no Party admits, and each of them does specifically deny, any violation of any local, state or federal law, common or statutory or any liability to the other.  The Parties further recognize that no delivery of any document or instrument made in connection with this Settlement Agreement and Release is to be construed as an admission of liability by such Party and that this instrument has been entered into in order to consummate a compromise and final settlement of any and all claims of the Parties which might arise from any fact, transaction or occurrence prior to the date hereof.  This Settlement Agreement and Release and the negotiations with respect to it shall not be introduced into evidence in any legal proceeding, except in a legal proceeding by a Party hereto for the purpose of enforcing any term or provision of this Settlement Agreement and Release.

15.

The Parties expressly agree that they will keep the terms of this Agreement and the negotiations leading up to its execution STRICTLY CONFIDENTIAL.  The Parties agree that they will not communicate (orally or in writing), or in any way voluntarily disclose or allow or direct others to disclose the terms of this Settlement Agreement and Release to any person or entity, unless required or permitted to do so pursuant to lawful subpoena or pursuant to an order of a court of competent jurisdiction.  The Parties may disclose the terms of this Settlement Agreement and Release to their attorney and tax or financial advisors with a reasonable need to know, provided that the attorney, tax or financial advisors agree not to disclose any of the terms of this Settlement Agreement and Release.  The Parties expressly agree that the provisions of this part of the Settlement Agreement and Release are essential provisions of, and significant considerations for, the Parties’ agreement to enter into this Settlement Agreement and Release.

16.

This instrument shall be binding upon each Party and upon each Party's heirs, administrators, representatives, successors, assigns, principals, agents, affiliates and representatives and shall inure to the benefit of each other Party and its respective representatives, successors, assigns, affiliates, principals and agents.  The Parties hereto and each of them agrees and acknowledges that if any portion of this Settlement Agreement and Release is declared invalid or unenforceable by a final judgment of any court of competent jurisdiction, such determination shall not affect the balance of this Settlement Agreement and Release, which shall remain in full force and effect.  Any such invalid portion shall be deemed severable.

17.

Each Party further expressly warrants, declares and represents that before executing this instrument, such Party has fully informed itself of its terms, contents, conditions and effects; that such

Party understands that it may consult an attorney of their choice concerning this instrument and their decision to enter into this Settlement Agreement and Release.  Each Party represents and acknowledges that it has read the foregoing instrument carefully and fully and that it understands its terms, and each is executing such agreements voluntarily and without any coercion, undue influence, threat or intimidation of any kind or type whatsoever.

18.

This Settlement Agreement and Release shall in all respects be interpreted, enforced and governed under the laws of the State of Colorado without reference to principles of conflicts or choice of law under which the laws of any other jurisdiction would apply.

19.

This Settlement Agreement and Release contains the entire agreement of the Parties and fully supersedes any and all prior agreements, arrangements or understandings among the Parties relating to the subject matter hereof.  All prior and contemporaneous negotiations and agreements are deemed incorporated into this instrument and any such prior documents or instruments are to be deemed to have been abandoned if not so incorporated.  No oral understandings, statements, promises or inducements contrary to the terms of this instrument exist.  This instrument may not be changed or modified orally, but only upon the written agreement and consent of all of the Parties, which consent may be withheld in the sole discretion of such Party.

16.

In the event of litigation between or among the signatories hereto to enforce any provision of this Settlement Agreement and Release, the prevailing Party shall be entitled to an award of costs and reasonable attorneys' fees.

17.

This Settlement Agreement and Release may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement. The signature or execution of this instrument by or on behalf of each Party hereto shall be deemed to constitute the following attestation:

(i)

By the natural person signing or executing this instrument and

(ii)

By the corporation, partnership or limited liability company on his behalf it is executed:

I ATTEST THAT I HAVE CAREFULLY READ AND CONSIDERED THE FOREGOING SETTLEMENT AGREEMENT AND RELEASE AND FULLY UNDERSTAND THE EXTENT AND IMPACT OF ITS PROVISIONS, THAT I HAVE CONSULTED AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND THAT I HAVE EXECUTED THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY COERCION, UNDUE INFLUENCE, THREAT OR INTIMIDATION OF ANY KIND OR TYPE WHATSOEVER AND THAT NO OTHER PROMISES HAVE BEEN MADE TO ME WITH RESPECT TO THIS MATTER.

IN WITNESS WHEREOF, the Parties to this Settlement Agreement and Release have duly executed effective on the day and year first above written.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By:   /s/ Donald G. Cox

DONALD G. COX

_/s/ Donald G. Cox

MALIBU HOLDINGS, LLC

By:__/s/ Abraham Goldberg

SUNRISE CAPITAL, LLC

By:__/s/ Abraham Golberg_____

ABRAHAM GOLDBERG

__/s/ Abraham Goldberg_________

WILLIAM DUDZIAK

___/s/ William Dudziak______